Exhibit 99.4

FINANCIAL STATEMENTS

For the Years Ended December 31, 2010 and 2009

WAXESS USA, INC.

TABLE OF CONTENTS

FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009

REPORT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

The Board of Directors and Stockholders’ of Waxess USA, Inc.:

We have audited the accompanying balance sheets of Waxess USA, Inc. (the “Company”) as of December 31, 2010 and 2009, and the related statements of operations, stockholders’ deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Waxess USA, Inc. as of December 31, 2010 and 2009, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has a loss from operations and an accumulated deficit of $6,686,796 at December 31, 2010. As discussed in Note 10 to the financial statements, a significant amount of additional capital will be necessary to advance operations to the point at which Company is profitable. These conditions, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding these matters are described in Note 10. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Anton & Chia, LLP

Newport Beach, California
March 28, 2011

WAXESS USA, INC.
BALANCE SHEETS
AS OF DECEMBER 31, 2010 AND 2009

ASSETS
	2010	2009
Current assets
Cash	$201,299	$36,505
Inventory	329,118	-
Prepaid expenses	1,000	-
Deferred financing costs	46,400	-
Total current assets	577,817	36,505

Deposits	23,394	-

Equipment, net	155,847	119,800

Patents, net	183,228	186,327

Total assets	$940,286	$342,632

LIABILITIES & STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable	$390,618	$-
Accrued expenses	576,442	238,879
Current portion of capital lease obligation	6,181	-
Notes payable-related party	-	351,562
Notes payable	94,500	-
Convertible notes payable	3,035,000	530,000
Derivative liability	55,413	-
Total current liabilities	4,158,154	1,120,441

Capital lease obligation, net of current portion	8,328	-

Total liabilities	4,166,482	1,120,441

Stockholders’ deficit
Common stock, 10,000,000 shares authorized, no par value, 5,934,704 and 4,465,167 shares issued and outstanding as of December 31, 2010 and 2009, respectively	-	-
Additional paid-in capital	3,460,600	1,058,612
Accumulated deficit	(6,686,796)	(1,836,421)
Total stockholders' deficit	(3,226,196)	(777,809)

Total liabilities and stockholders' deficit	$940,286	$342,632

The accompanying notes are an integral part of these financial statements.

WAXESS USA, INC.
STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009

	2010	2009

Net revenue	$160,441	$147,661

Cost of sales	328,036	116,886
Gross profit (loss)	(167,595)	30,775

Operating expenses
Research and development	1,803,809	79,084
Selling, general, and administrative	2,162,700	914,272
Total operating expenses	3,966,509	993,356

Net loss from operations	(4,134,104)	(962,581)

Other expense
Interest expense	427,301	63,370
Other expense, net	288,970	-
Total other expense, net	716,271	63,370

Net loss	$(4,850,375)	$(1,025,951)

Loss per share-basic and diluted	$(0.98)	$(0.24)

Weighted average common shares outstanding	4,969,617	4,329,714

The accompanying notes are an integral part of these financial statements.

WAXESS USA, INC.
STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT
FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009

	Common stock
	Shares	Amount	Additional paid in capital	Accumulated deficit	Total
Balance at December 31, 2008	4,117,960	$-	412	(810,470)	(810,058)

Conversion of convertible note into common stock	173,836	-	503,474	-	503,474
Sale of common stock	78,572	-	249,980	-	249,980
Issuance of common stock for service provided	94,799	-	304,746	-	304,746
Net loss				(1,025,951)	(1,025,951)
Balance at December 31, 2009	4,465,167	-	1,058,612	(1,836,421)	(777,809)

Sale of common stock	774,557	-	1,400,056	-	1,400,056
Issuance of common stock in lieu of interest	1,704	-	5,964	-	5,964
Cancelled common stock	(71,430)	-	(7)	-	(7)
Conversion of debt, including accrued interest, into common stock	764,706	-	995,975	-	995,975
Net loss				(4,850,375)	(4,850,375)
Balance at December 31, 2010	5,934,704	$-	3,460,600	(6,686,796)	(3,226,196)

The accompanying notes are an integral part of these financial statements.

WAXESS USA, INC.
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009

	2010	2009
Operating Activities:
Net loss	$(4,850,375)	$(1,025,951)
Adjustments to reconcile net loss to net cash used in
operating activities
Depreciation and amortization	84,599	115,893
Conversion of accrued interest into common stock	26,877	-
Write down of inventory	167,081	-
Gain on cancellation of debt	(227,231)	-
Stock based compensation	243,500	304,746
Changes in operating assets and liabilities
Inventory	(496,199)	-
Deferred financing costs	(46,400)	-
Deposit and prepaid expenses	(24,394)	-
Accounts payable	485,188	(201,390)
Accrued expenses	564,678	34,626
Net cash used in operating activities	(4,072,676)	(772,076)

Investing Activities:
Investment in patents	(18,322)	(16,639)
Purchases of equipment	(76,268)	(5,800)
Net cash used in investing activities	(94,590)	(22,439)

Financing Activities:
Proceeds from the sale of bridge notes	3,035,000	-
Proceeds from the sale of common stock	1,400,056	249,980
Proceeds (payments) from convertible notes payable	(30,000)	530,000
Payments on lease obligation	(8,409)	-
Proceeds (payments) on notes payable – related party	(120,000)	35,551
Derivative liability	55,413	-
Net cash provided by financing activities	4,332,060	815,531

Net increase in cash	164,794	21,016

Cash at beginning of period	36,505	15,489

Cash at end of period	$201,299	$36,505

Supplemental disclosure of cash flow information
Cash paid for interest	$2,410	$90,000

Supplemental disclosure of non-cash financing transactions
Conversion of debt, including accrued interest, into common stock	$995,975	$503,474
Issuance of common stock in lieu of interest payments	$5,964	$-
Purchase of equipment by capital lease	$22,956	$-
Conversion of accounts payable to notes payable	$94,500	$-

The accompanying notes are an integral part of these financial statements.

WAXESS USA, INC.
NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION AND BUSINESS

Waxess USA, Inc. (the “Company” or “Waxess”) was incorporated on February 4, 2008 under the laws of the state of California and, on the date of incorporation, certain assets from Waxess, Inc. a Delaware company, were transferred to the Company. Waxess USA, Inc. and Waxess, Inc. are related parties as defined by generally accepted accounting principles.  Waxess USA, Inc. is engaged in the development and marketing of telecommunication devices capable of converging traditional landline, cellular and data services based on patented technology.  The Company designs and markets a dual mode communication terminal (“DMCT”) under the name cell@homeTM, which is a wireless (cellular) and PSTN (landline) communications device for the home and small office.

As discussed more fully in Note 16, the Company was merged into Waxess Holdings, Inc. on February 4, 2011.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) as promulgated in the United States of America.

Use of Estimates

Financial statements prepared in accordance with accounting principles generally accepted in the United States require management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash equivalents are comprised of certain highly liquid investments with maturities of three months or less when purchased.  The Company maintains its cash in bank deposit accounts which at times may exceed federally insured limits.  The Company had no cash equivalents as of December 31, 2010 and 2009.

Accounts Receivable

Accounts receivable consists of trade accounts arising in the normal course of business. No interest is charged on past due accounts.  Accounts for which no payments have been received after 30 days are considered delinquent and customary collection efforts are initiated.  Accounts receivable are carried at original invoice amount less a reserve made for doubtful receivables based on a review of all outstanding amounts on a monthly basis.  Management determines the allowance for doubtful accounts by regularly evaluating individual customer receivables and considering a customer’s financial condition and credit history, and current economic conditions.  Accounts receivable are written off when deemed uncollectible.  Recoveries of accounts receivable previously written off are recorded when received.  There were no accounts receivable at December 31, 2010 and 2009.

WAXESS USA, INC.
NOTES TO FINANCIAL STATEMENTS

Inventory

Inventory is stated at lower of cost or market on a first-in, first-out basis. Inventory consists of purchased finished goods and parts used by the contract manufacturer.

Equipment

Equipment is stated at cost. Major improvements and betterments are capitalized. Maintenance and repairs are expensed as incurred. Equipment is depreciated over five years. Depreciation is computed using the straight-line method for financial reporting purposes for income tax purposes. Depreciation expense for the years ended December 31, 2010 and 2009 was $63,178 and $93,000, respectively. Tooling equipment is purchased for use by the contract manufacturer and the contract firm performing research and development services.

Patents

Patents consist of legal costs associated with filing and maintaining patent applications.  The Company accounts for patents in accordance with ASC 350-30 and ASC 360. The Company amortizes the capitalized patent costs on a straight-line basis over a period of 10 years, management’s estimated useful life of the patents.

Long-Lived Assets

In accordance with ASC 350-30, the Company evaluates long-lived assets for impairment whenever events or changes in circumstances indicate that their net book value may not be recoverable. When such factors and circumstances exist, the Company compares the projected undiscounted future cash flows associated with the related asset or group of assets over their estimated useful lives against their respective carrying amount. Impairment, if any, is based on the excess of the carrying amount over the fair value, based on market value when available, or discounted expected cash flows, of those assets and is recorded in the period in which the determination is made. The Company’s management currently believes there is no impairment of its long-lived assets. There can be no assurance, however, that market conditions will not change or demand for the Company’s products under development will continue. Either of these could result in future impairment of long-lived assets.

Fair Value of Financial Instruments

The fair value accounting guidance defines fair value as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.”  The definition is based on an exit price rather than an entry price, regardless of whether the entity plans to hold or sell the asset.  This guidance also establishes a fair value hierarchy to prioritize inputs used in measuring fair value as follows:

•	Level 1: Observable inputs such as quoted prices in active markets;

•	Level 2: Inputs, other than quoted prices in active markets, that are observable either directly or indirectly; and

•	Level 3: Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

WAXESS USA, INC.
NOTES TO FINANCIAL STATEMENTS

Financial Instruments

The estimated fair values of our financial assets and liabilities that are recognized at fair value on a recurring basis, using available market information and other observable data are as follows:

	December 31, 2010				December 31, 2009
	Level 1	Level 2	Level 3	Total	Level 1	Level 2	Level 3	Total

	Quoted Prices in Active Markets or Identical Assets	Significant Other Observable Inputs	Significant Unobservable Inputs		Quoted Prices in Active Markets or Identical Assets	Significant Other Observable Inputs	Significant Unobservable Inputs

Assets:
Cash	$201,299	$-	$-	$201,299	$36,505	$-	$-	$36,505
Total assets:	$201,299	$-	$-	$201,299	$36,505	$-	$-	$36,505

Liabilities:
Derivative liability	$-	$-	$55,413	$55,413	$-	$-	$-	$-
Total liabilities:	$-	$-	$55,413	$55,413	$-	$-	$-	$-

WAXESS USA, INC.
NOTES TO FINANCIAL STATEMENTS

Revenue Recognition

Revenues are derived from the sale of product purchased from a contract manufacturer.  The Company recognizes revenue on arrangements in accordance with FASB ASC No. 605, “Revenue Recognition”. In all cases, revenue is recognized when all of the following conditions exist: (a) persuasive evidence of an arrangement exists in the form of an accepted purchase order or equivalent documentation; (b) delivery has occurred, based on shipping terms, or services have been provided; (c) the Company’s price to the buyer is fixed or determinable, as documented on the accepted purchase order or similar documentation; and (d) collectability is reasonably assured. In 2010, two customers returned $151,745 of the Company’s products for software modifications due to changes by certain carriers.

Research and Development Costs

Research and development costs consist of expenditures for the research and development of new products and technology related to the Company’s products. The Company expenses all costs associated with research and development. Research and development costs for December 31, 2010 and 2009 totaled $1,803,809 and $79,084, respectively.

Advertising Costs

Advertising costs are expensed as incurred. Advertising and promotional expense for December 31, 2010 and 2009 totaled approximately $9,891 and $650, respectively, and are included in selling, general and administrative expense in the accompanying statements of operations.

Shipping and Handling Costs

Shipping and handling costs are charged to operations when incurred and are included in selling, general, and administrative expenses in the accompanying statements of operations. Shipping and other related costs for December 31, 2010 and 2009 totaled approximately $16,000 and $2,148, respectively.

Income Taxes

Deferred tax assets and liabilities are recorded based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

The Company calculates a provision for income taxes using the asset and liability method, under which deferred tax assets and liabilities are recognized by identifying the temporary differences arising from the different treatment of items for tax and accounting purposes. In determining the future tax consequences of events that have been recognized in the financial statements or tax returns, judgment and interpretation of statutes is required. Additionally, the Company uses tax planning strategies as a part of its tax compliance program. Judgments and interpretation of statutes are inherent in this process.

Loss per Share

Basic loss per share is computed by dividing earnings to common stockholders by the weighted average number of common shares outstanding (including shares reserved for issuance) during

WAXESS USA, INC.
NOTES TO FINANCIAL STATEMENTS

the period. Diluted loss per share includes potentially dilutive securities such as warrants using various methods such as the treasury stock or modified treasury stock method in the determination of dilutive shares outstanding during each reporting period. The equity instruments attached to the convertible notes were not included in the earnings per share calculations because the inclusion would have been anti-dilutive.

Recent Accounting Pronouncements

Accounting standards promulgated by the FASB change periodically. Changes in such standards may have an impact on the Company’s future financial statements. The following are a summary of recent accounting developments.

In January 2010, FASB issued ASU No. 2010-01- Accounting for Distributions to Shareholders with Components of Stock and Cash. The amendments in this update clarify that the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a potential limitation on the total amount of cash that all shareholders can elect to receive in the aggregate is considered a share issuance that is reflected in EPS prospectively and is not a stock dividend for purposes of applying Topics 505 and 260 (Equity and Earnings Per Share). The amendments in this update are effective for interim and annual periods ending on or after December 15, 2009, and should be applied on a retrospective basis. The Company has determined that the adoption of this ASU will not have a material impact on its financial statements.

In January 2010, the FASB issued ASU 2010-06, Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements (“ASU 2010-06”).  ASU 2010-06 requires new disclosures regarding transfers in and out of the Level 1 and 2 and activity within Level 3 fair value measurements and clarifies existing disclosures of inputs and valuation techniques for Level 2 and 3 fair value measurements.  The new disclosures and clarifications of existing disclosures are effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosure of activity within Level 3 fair value measurements, which is effective for fiscal years beginning after December 15, 2010.  The Company has adopted of the expanded disclosure requirements of ASU 2010-06 and determined there is no material effect on its financial statements or prior year disclosures.

3. CONCENTRATIONS

During the year 2010, the Company derived 36% of its revenue each from two customers and 12% of its revenue from one customer.  There were no outstanding receivables from these customers at December 31, 2010.

During 2010, approximately 86% of the Company’s purchases included in cost of sales were from one supplier.  There were no amounts outstanding to this supplier at December 31, 2010.

The Company had revenues from one customer during 2009 that accounted for 89% of the Company’s total net revenue.  There was no outstanding receivable from this customer at December 31, 2009.

During 2009, 97% of the cost of sales for the Company was from one supplier.  There was no amount outstanding to this supplier at December 31, 2009.

WAXESS USA, INC.
NOTES TO FINANCIAL STATEMENTS

4.  IINVENTORY

Inventories consist of the following as of December 31, 2010, and 2009:

	2010	2009
Finished Goods	$254,118	$-
Parts	75,000	-
Total	$329,118	$-

During 2010, the Company wrote down approximately $167,000 of its first generation inventory in anticipation of the introduction of its second generation product line.

There was no inventory at December 31, 2009.

5.  EQUIPMENT, NET

Equipment consists of the following as of December 31:

	2010	2009
Tooling costs	$351,800	$298,800
Office furniture	22,956	-
Computers and equipment	23,269	-
Less: Accumulated depreciation	(242,178)	(179,000)
Total Equipment, net	$155,847	$119,800

6.  PATENTS, NET

Amortization expense relating to the patents as of December 31, 2010 and 2009 totaled $21,421 and $22,893, respectively.  Future amortization expense for these assets is as follows.

2010	$19,903
2011	19,692
2012	19,692
2013	19,692
2014	19,692
Thereafter	84,557
Total	$183,228

WAXESS USA, INC.
NOTES TO FINANCIAL STATEMENTS

7.  NOTES PAYABLE

On December 30, 2010, the Company converted an outstanding account payable in the amount of $94,500 to a note payable.  The note earns interest at a rate of 5.25% per annum and is due on July 1, 2011.  Interest only payments are due on the first of each month.

8.  BRIDGE LOANS

During the year ended December 31, 2010, the Company sold $3,035,000 of convertible notes to private investors (“Bridge Facility”).  The notes were sold in various amounts with a term of six months and a stated rate of interest of 10% compounded annually.  The notes provide for warrants to purchase common stock with a three year expiration.  As of December 31, 2010, holders of $2,735,000 of these notes agreed to extend the terms of the notes to the earlier of six months from the maturity date of the original note or the closing of a debt or equity financing with a minimum of $2 million in gross proceeds (“Financing Event”), and to convert their notes into common stock  equal to the amount of the note plus accrued interest divided by the lower of the stock price  as determined by the closing of the Financing Event  or 100% of the fair market value of the common stock at the date of the note.  In exchange for their agreement to extend the term of the note and to convert the note into equity the note holders received twice the amount of warrants provided under their original note and warrant agreement.  Holders of the remaining $300,000 in notes will be paid with the proceeds following the closing of the Financing Event.  As of December 31, 2010 there were warrants outstanding from the sale of convertible notes that could be converted into 2,985,000 shares of common stock. The note holders have a first priority interest in the assets of the Company.

During 2009, the Company issued a convertible note payable to a Corporation (Holder) with a principal amount of $500,000, earning interest at a rate of 7% per annum compounded quarterly.  All unpaid principal and interest was due and payable in two installments. One $250,000 installment was due on June 27, 2010, and the second installment of $250,000 was due on August 3, 2010.  According to the agreement, the holder is to receive 50,000 common shares.  In the event of the closing by the Company of a “Qualified Financing” prior to the maturity date, the Holder had the option to convert all or any portion of the outstanding principal of, and accrued interest on, this Note on a dollar-for-dollar basis into the shares of preferred stock being issued and sold to the investors in the Qualified Financing at a conversion price equal to 100% of the purchase price per share of the Qualified Financing paid by the investors in the Qualified Financing.  The note agreement defined a Qualified Financing as the closing of an equity investment in the form of the Company’s preferred stock occurring after the date hereof in which the Company receives from one or more investors (which investors may include the Holder) gross proceeds of at least $5,000,000.  During 2010, this note and all accrued interest was converted into common stock of the Company.  See Note 13.

9.  DERIVATIVE LIABILITY

As described in Note 8, during 2010, the Company issued financial instruments in the form of warrants and convertible notes payable with conversion features; granted warrants to purchase 120,250 shares of common stock to service providers; and granted a warrant in connection with entering into an agreement with Brightpoint, Inc. (see Note 13).  One of the terms of the agreement with Brightpoint provides that the Company grant a warrant to Brightpoint equal to 19.9% of the common stock of the Company on a fully-diluted basis following the closing of a

WAXESS USA, INC.
NOTES TO FINANCIAL STATEMENTS

“Future Financing.”  A Future Financing is defined in the agreement as the Company selling shares of its common stock with gross proceeds of at least $5 million.  At December 31, 2010, the Company had not completed a Future Financing and no warrant had been granted to Brightpoint.

The conversion features of both the convertible notes payable and warrants meet the definition of a derivative liability due to the contract obligations.  Derivative instruments shall also be measured at fair value at each reporting period with gains and losses recognized in current earnings.  The Company calculated the fair value of these instruments using the Black-Scholes pricing model. The Company will adopt a binomial method in the first quarter of 2011. The significant assumptions used in the calculation of the instruments fair value are detailed in the table below.

Derivative Liability – Warrants

As of December 31, 2010, the Company recorded a derivative liability of $55,413 for the issuance of warrants.  During the year ended December 31, 2010, the Company did not recognize a gain or loss based on the fair value mark-to-market adjustment of the derivative liability associated with the warrants in the accompanying statement of operations.

These derivative liabilities have been measured in accordance with fair value measurements, as defined by GAAP.  The valuation assumptions are classified within Level 2 inputs and Level 3 inputs.  The following table represents the Company’s derivative liability activity for both the embedded conversion features and the warrants at December 31, 2010:

Issuance of derivative financial instrument	$55,413
Mark-to-market adjustment to fair value at December 31, 2010	-
Total	$55,413

The following assumptions were used to determine the fair value of the warrants as of December 31, 2010 and at date of issuance on March 15, 2010 through December 31, 2010:

Volatility	30%
Expected dividend	-
Expected term	6 months to 3 years
Risk free rate	0.2%
Strike Price	$2.00

10. CAPITAL LEASE

The Company is the lessee of office furniture under a capital lease expiring in February 2013.  The assets and liabilities held under capital lease are initially recorded at the lower of the present value of the minimum lease payments or the fair value of the asset.

WAXESS USA, INC.
NOTES TO FINANCIAL STATEMENTS

The assets are depreciated over the lower of the related lease terms or their estimated productive lives.  Depreciation of assets under capital lease is included in depreciation expense for the year ended December 31, 2010.

The following is a summary of property and equipment held under capital lease:

Office Furniture	$22,956
Less: Accumulated Depreciation	(4,591)
Property Held Under Capital Lease, net	$18,365

Depreciation of assets held under this capital lease for the year ended December 31, 2010 was $4,591. The implicit interest rate under this capital lease is 35 percent.

Minimum future lease payments under this capital lease as of December 31, 2010, for each of the next 26 months and in the aggregate are as follows:

2011	$9,714
2012	9,714
2013	31
Total Minimum Lease Payments	19,459
Less: Amount Representing Interest	(4,950)
Present Value of Obligations Under Capital Lease	14,509
Less: Current Portion of Obligations Under Capital Lease	(6,181)
Long-Term Portion of Obligations Under Capital Lease	$8,328

11.  COMMITMENTS AND CONTINGINCIES

During the ordinary course of business, the Company encounters various legal claims which, in the opinion of management, will not materially affect the Company.

The Company leases office space in California under an operating lease. The Company signed a twenty five month lease beginning on May 17, 2010 through June 17, 2012. The Company is required to pay monthly rental payments of approximately $4,200. Total rent expense for the year ended December 31, 2010 totaled approximately $29,600. Future minimum payments are as follows:

2011	$50,400
2012	25,200
Total Minimum Lease Payments	$75,600

WAXESS USA, INC.
NOTES TO FINANCIAL STATEMENTS

12.  RELATED PARTY TRANSACTIONS

On March 31, 2010, $227,376 of unpaid salary was forgiven by its Chief Executive Officer, which is included in other income in the statement of operations for the year ended December 31, 2010.  The unpaid salary was bearing interest at 11.25 % per annum.  Unpaid interest on accrued salaries to the Chief Executive Officer amounted to $22,978 for the year ended December 31, 2009.

The Company had loans payable to a company owned by the Chief Executive Officer in the amount of $217,166 as of December 31, 2009. This loan included interest of 11.25%, did not include a prepayment penalty and was unsecured. Unpaid interest on the loan amounted to $21,960 for the year ended December 31, 2009.  The loan was converted to common stock during 2010.  See Note 13.

13.  STOCKHOLDERS’ TRANSACTIONS

Common Stock

During 2010, the Company sold 774,557 shares of common stock for $1,400,056.

During 2010, the Company cancelled 71,430 shares of common stock from two shareholders after using best efforts to make contact with them.

During 2010, related party notes in the amount of $231,562 were cancelled in exchange for 475,063 shares of common stock. The Company recognized $243,501 of expense for the difference between the carrying amount of the debt extinguished and the fair value of the stock issued and is included in selling, general and administrative expense in the statement of operations.

During 2010, the Company entered into certain agreements (“Agreements”) with Brightpoint, Inc.  The Agreements appoints Brightpoint as the master distributor for all of the Company’s products.  The exclusivity or non-exclusivity of the appointment is determined on a territory by territory basis.  The Agreements also provided for the sale of 787,186 shares of common stock to Brightpoint, Inc. for $1,500,000.  As of December 31, 2010, Brightpoint had purchased 715,800 shares of common stock.

During 2010, $500,000 of convertible notes payable and $20,913 of accrued interest was converted into 289,643 shares of the Company’s common stock.

During 2009, the Company sold 78,572 shares of common stock for $249,980.

During 2009, a note payable in the amount of $503,474 was converted into common stock. The note holder received 173,836 common shares in exchange for the conversion of this note payable. The holder of this note also received 44,799 shares of common stock in lieu of commissions earned for services performed for the Company.

During 2009, the Company issued 50,000 shares of common stock for services performed by an individual for a total value of $174,997.

WAXESS USA, INC.
NOTES TO FINANCIAL STATEMENTS

14.  INCOME TAXES

The items accounting for the difference between income taxes computed at the federal statutory rate and the benefit for income taxes were as follows:

	For the Year Ended December 31
	2010	2009
Federal Statutory Rate	34.00%	34.00%
State Tax, Net of Federal Benefit	9.00%	9.00%
Valuation Allowance	(43.00%)	(43.00%)
Effective Income Tax Rate	0.00%	0.00%

Significant components of deferred tax assets and (liabilities) using the Company’s effective tax rates are as follows:

	For the Year Ended December 31
	2010	2009
Loss Carry forwards	$6,477,773	$1,603,982
Less – Valuation Allowance	(6,477,773)	(1,603,982)
State Tax, Net of Federal Benefit	$ -	$ -

The Company periodically evaluates the likelihood of the realization of deferred tax assets, and adjusts the carrying amount of the deferred tax assets by a valuation allowance to the extent the future realization of the deferred tax assets is not judged to be more likely than not.  The Company considers many factors when assessing the likelihood of future realization of our deferred tax assets, including recent cumulative earnings experience by taxing jurisdiction, expectations of future taxable income or loss, the carry-forward periods available to us for tax reporting purposes, and other relevant factors.

At December 31, 2010, based on the weight of available evidence, including cumulative losses in recent years and expectations of future taxable income, the Company determined that it was more likely than not that its deferred tax assets would not be realized.  Accordingly, the Company has recorded a valuation allowance equivalent to 100% of its cumulative deferred tax assets.

As a result of the implementation of certain provisions of ASC 740 the Company performed an analysis of its previous tax filings and determined that there were no positions taken that it considered uncertain. Therefore, there was no provision for uncertain tax positions for the years ended December 31, 2010 and 2009.  Future changes in uncertain tax positions are not expected to have an impact on the effective tax rate due to the existence of the valuation allowance.

WAXESS USA, INC.
NOTES TO FINANCIAL STATEMENTS

The Company will continue to classify income tax penalties and interest, if any, as part of interest and other expenses in its statements of operations. The Company has incurred no interest or penalties as of December 31, 2010 and 2009.

The following table summarizes the open tax years for each major jurisdiction:

Jurisdiction       Open Tax Years

Federal              2008 – 2010

State                   2008 – 2010

15.  GOING CONCERN

The Company sustained operating losses during the years December 31, 2010 and 2009.  Additionally, the Company has a stockholders’ deficit of $3,226,196 at December 31, 2010. The Company’s continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations and/or obtaining additional financing from its members or other sources, as may be required.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern; however, the above conditions raise substantial doubt about the Company’s ability to do so. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

In 2011, Management plans are to obtain additional contracts from customers to improve profitability and raise additional capital to build the infrastructure to support the growth of the Company.

16.  SUBSEQUENT EVENTS

In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through March 28, 2011, the date the financial statements were issued.

During 2011, the Company sold $387,500 of convertible notes to private investors.  The notes were sold in various amounts with a term of six months and a stated rate of interest of 10% compounded annually.  The notes include a provision giving the note holders a warrant, with a three year expiration, to purchase common stock in an amount equivalent to the amount of the note divided by the lower of the stock price as determined by the closing of a debt or equity financing with a minimum of $2 million in gross proceeds (“Financing Event”) or 100% of the fair market value of the common stock at the date of the note.  The note holders have a first priority interest in the assets of the Company.

In 2011, the Company sold 171,386 shares of common stock for $250,000 in connection with the Agreement with Brightpoint, Inc. See Note 13.

WAXESS USA, INC.
NOTES TO FINANCIAL STATEMENTS

On February 4, 2011, the Company entered into an Agreement of Merger and Plan of Reorganization (the “Merger Agreement”) with Waxess Acquisition Corp., a wholly owned Delaware subsidiary of Waxess Holdings, Inc., formerly International Vineyard, Inc., and a publicly held Delaware shell corporation with no operations. Upon closing of the transaction (the “Merger”) contemplated under the Merger Agreement, the Company, the surviving corporation in the merger with Waxess Acquisition Corp., became a wholly-owned subsidiary of Waxess Holdings, Inc.  Pursuant to the terms and conditions of the Merger Agreement:

•
At the closing of the Merger, each share of Waxess USA’s common stock issued and outstanding immediately prior to the closing of the Merger was exchanged for the right to receive 1.19883186 shares of our common stock. To the extent that there are fractional shares, such fractional shares will be rounded to the nearest whole share. Accordingly, an aggregate of 7,500,000 shares of our common stock were issued to the holders of Waxess USA’s common stock and represents approximately 87% of the outstanding shares of Waxess Holdings, Inc.

•
In connection with the Merger, 1,083,333 shares of common stock held by persons who were stockholders of Waxess Holdings, Inc. prior to the Merger remaining outstanding. These 1,083,333 shares constitute the “public float” and are the only shares of registered common stock and accordingly are the only shares available for resale without further registration.